                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-37102
                    5 1/4% Convertible Senior Notes due 2010 CUSIP No. 65332VAY9



                           NEXTEL COMMUNICATIONS, INC.

                   PROSPECTUS SUPPLEMENT DATED AUGUST 23, 2000
                        TO PROSPECTUS DATED JUNE 16, 2000

       The selling security holders table on pages 18 - 22 of the prospectus, as supplemented, is hereby further amended to update the information to include the following entities as selling security holders in the prospectus and to list their respective amounts of 5 1/4% convertible senior notes due 2010:

                                                Convertible Notes              Common Stock
                                             --------------------------   ----------------------
                                              Principal     Principal
                                              Amount of     Amount of     Number of    Number of
                                             Convertible   Convertible      Shares      Shares
      Name of Selling Security Holder        Notes Owned  Notes Offered     Owned      Offered
      -------------------------------        -----------  -------------   ---------   ----------
CALAMOS Global Convertible Fund - CALAMOS
   Investment Trust (fka CALAMOS Global
   Growth and Income Fund - CAMALOS
   Investment Trust)                           175,000       175,000         -0-          -0-
Jefferies & Co.                                 15,000        15,000         -0-          -0-